SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 10/A

Amendment No. 4

GENERAL FORM FOR REGISTRATION OF SECURITIES

Under Section 12(b) or 12(g) of The Securities Exchange Act of 1934

Green Star Alternative Energy, Inc.

(Exact name of registrant in charter)

Nevada	88-0492010

(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1328 W. Balboa Blvd., Suite C, Newport Beach, CA, 92661

(Address of Principal Executive Offices)

(949)-903-0468

(Issuer's Telephone No., Including Area Code)

Securities to be registered under Section 12(b) of the Act:
Title of each class to be so registered	Name of Each Exchange on each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes [X] No [ ]

FORWARD-LOOKING STATEMENTS

This Form 10, including the documents that will be incorporated by reference into this Form 10, contains "forward-looking statements" regarding our plans, expectations, estimates, and beliefs. Forward-looking statements in this Form 10 are commonly identified by words such as "anticipate," "believe," "expect," "estimate," "intend," "will," "may," and other similar expressions. These forward-looking statements may include, among other things, statements about:

      Our capital needs

      The competitiveness of the business in our industry

      Our strategies

      Other statements that are not historical facts.

These statements are only predictions, based on our current expectations about future events. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements or that predictions or current expectations will be accurate. These forward-looking statements involve risks and uncertainties, and our actual results, performance, or achievements could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause our actual results, performance, or achievements to differ include the following, among others:

      Changes in general economic and business conditions

      Actions of our competitors

      Changes in our business strategies

The forward-looking statements in this Form 10 reflect what we currently anticipate will happen. What actually happens could differ materially from what we currently anticipate will happen.

As used herein, the terms "we," "our," "us" and the "Company" refer to Green Star Alternative Energy, Inc., a Nevada corporation, unless otherwise noted.

Item 1.  Description of Business

Corporate Background

The Company was incorporated under the laws of the State of Nevada on March 2, 2001 and originally in the travel business, where the Company provided travel packages to financial services professionals in connection with seminars and other professional education events.

On June 6, 2008, the Company, by amendment to its articles of incorporation, changed its name to Green Star Alternative Energy, Inc. and changed its business operations to become a provider of energy from wind, water and sunlight.  The Company ceased this business as of June 30, 2010.

Effective January 29, 2010 and as the Record Date of January 29, 2010, we paid a dividend of three new shares of our common stock for every four shares of our common stock outstanding. That is, we issued seven (7) New Shares for every Three (3) Old Shares held as of the January 29, 2010 Record Date.

On January 19, 2011, De Castro Investments Inc. (“De Castro”), and Verdad Telecom, Inc., a Nevada corporation (the “Purchaser”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which De Castro (collectively, the “Seller”) will sell to the Purchaser, and the Purchaser will purchase from the Seller, an aggregate of 34,900,000 shares of Common Stock (the “Shares”), which Shares represent 55.1% of the issued and outstanding shares of Common Stock and Seller’s debt and liabilities.  The Closing occurred on January 30, 2011.  The Purchaser paid the aggregate purchase price for the Shares with personal funds.  There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

At the Closing, Jesse De Castro resigned as the Company’s sole director, Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer, and Eric Stoppenhagen, age 37, was elected as the Company’s sole director, President, Chief Financial Officer and Secretary, to serve in such capacities until his successors are duly elected and qualified.

The Company has minimal operations at this time and is considered a development stage company.

Business of Issuer

Currently, the Company seeks suitable candidates for a business combination with a private company.  The Company has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of, or merger with, an existing company. We intend to provide shareholders with complete disclosure concerning a target company and its business, including audited financial statements prior to any merger or acquisition where such disclosure is required by law.

The Company is currently considered to be a "blank check" company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The analysis of new business opportunities will be undertaken by or under the supervision of the officer and director of the Company.  As of this date, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company.  The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Company will consider the following kinds of factors:

a)	Potential for growth, indicated by new technology, anticipated market expansion or new products;

b)	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

c)	Strength and diversity of management, either in place or scheduled for recruitment;

d)
Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

e)	The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

f)	The extent to which the business opportunity can be advanced;

g)	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

h)	Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company's limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Form of Acquisition

The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.

The present stockholders of the Company will likely not have control of a majority of the voting securities of the Company following a reorganization transaction. As part of such a transaction, all or a majority of the Company's directors may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred.

We presently have no employees apart from our management. Our officer and director are engaged in outside business activities and anticipate that they will devote to our business very limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

(c) Reports to security holders.

(1) To the extent required by federal and state law, the Company will deliver an annual report to security holders.

(2) The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3) The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Item 1A.  Risk Factors

The following important factors, and the important factors described elsewhere in this report or in our other filings with the SEC, could affect (and in some cases have affected) our results and could cause our results to be materially different from estimates or expectations.  The following and these other risks could materially and adversely affect our business, operations, results or financial condition.

An investment in the Company is highly speculative in nature and involves an extremely high degree of risk. A prospective investor should consider the possibility of the loss of the investor's entire investment and evaluate all information about us and the risk factors discussed below in relation to his financial circumstances before investing in us

Risks Related to the Company's Operations

We are insolvent and we have zero dollars in total current assets compared to $215,332 in total current liabilities as of March 31, 2011 .

We are insolvent. As of March 31, 2011, we had zero cash (and no other current assets) and we had total current liabilities of $215,332 . The latter represents the total amount of debts and liabilities that we owed and which are due for payment within 12 months of March 31, 2011. Thus, we have almost no funds to pay our currently due debts and liabilities. Should one or more of our creditors seek or demand payment, we are not likely to have the resources to pay or satisfy any such claims. Thus, we clearly face a risk of bankruptcy or insolvency. In that event, our creditors would assert claims that would result in either the total liquidation of the Company or, failing that, that our creditors would acquire control of the Company and our existing stockholders would lose their entire investment.

We have incurred continued operating losses and we lack a history of operations upon which an investor can assess our business and plans.

We incurred $15,311 in net losses during the quarter ending March 31, 2011 December 31, 2010 and $372,667 in cumulative net losses from inception to March 31, 2011. As a development-stage or "start-up" company we anticipate that we will likely incur significant additional losses in the future as well. There is no assurance that we will be successful or that we will be profitable or achieve positive cash flow in the future.

Qualified Auditor's Opinion:  Doubt as to Our Company as a Going Concern.

Our independent public accountants issued a qualified opinion on our financial statements for the year ended December 31, 2010 with respect to uncertainties concerning our ability to continue as a going concern.

Our Common Stock is Subordinate to Existing and Future Debt.

All of our common stock is and will remain subordinate to the claims of our existing and future creditors. As of March 31, 2011, we had $215,332 shown as total liabilities on our balance sheet. These existing claims together with likely additional debts, obligations, and other commitments that we give to others in the future, will be superior to any rights and interests of our stockholders.

Control of the Company is held by management.

Our present director and officer holds the power to vote an aggregate of about 55% of our common shares as of March 31, 2011 . As a result, any person who acquires our common shares will likely have little or no ability to influence or control the Company.

Due to a limited public market our Common Stock may not be easily sold.

There is a limited trading market for our common shares, and there is no guarantee that a continuous liquid trading market will subsequently develop. All of our common shares are traded only on the non-OTC Pink Sheets Market and there can be no assurance that the common shares will ever gain any liquid trading volumes in any other market or gain listing on any stock exchange. The U.S. Securities and Exchange Commission requires that any company whose securities are traded on the Bulletin Board Market file a Form 10 and become a "reporting company" and thereby become subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934. While we have filed the Form 10 (and we have filed an amendment), there can be no assurance that we will, if we gain trading privileges on the Bulletin Board Market and that we will be successful in complying with the requirements to retain trading privileges for our common shares on the Bulletin Board.

There may be conflicts of interest between our management and our non-management stockholders.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of the stockholders of the Company.  A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders.

In addition, our management is currently involved with other blank check companies, and in the pursuit of business combinations, conflicts with such other blank check companies with which it is, and may in the future become, affiliated, may arise. If we and the other blank check companies that our management is affiliated with desire to take advantage of the same opportunity, then those members of management that are affiliated with both companies would abstain from voting upon the opportunity. In the event of identical officers and directors, the officers and directors will arbitrarily determine the company that will be entitled to proceed with the proposed transaction.

Our business is difficult to evaluate because we have no recent operating history.

As the Company has no recent operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. The Company has had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

There is competition for those private companies suitable for a merger transaction of the type contemplated by management.

The Company is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

Future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

The Company has no existing agreement for a business combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

While seeking a business combination, management anticipates devoting no more than a few hours per week to the Company's affairs in total. Our officer has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

Our stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our stock is likely to be highly volatile because there has been a relatively thin trading market for our stock, which causes trades of small blocks of stock to have a significant impact on our stock price. You may not be able to resell our common stock following periods of volatility because of the market's adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

	announcements concerning our strategy,

	litigation; and

	general market conditions.

Because our common stock is considered a "penny stock" any investment in our common stock is considered to be a high-risk investment and is subject to restrictions on marketability.

Our common stock is currently traded on the OTC Pink Sheets and is considered a "penny stock." The OTC Pink Sheets is generally regarded as a less efficient trading market than the NASDAQ Capital Market.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock.

Since our common stock is subject to the regulations applicable to penny stocks, the market liquidity for our common stock could be adversely affected because the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market.  There is no assurance our common stock will be quoted on NASDAQ or the NYSE or listed on any exchange, even if eligible.

 The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no revenues unless and until we merge with or acquire an operating business.

We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

The Company intends to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Certificate of Incorporation authorizes the issuance of a maximum of 200,000,000 shares of common stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.

The Company has conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

The Company has neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Because we may seek to complete a business combination through a “reverse merger”, following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will assist a privately held business to become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of our Company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

We cannot assure you that following a business combination with an operating business, our common stock will be listed on NASDAQ or any other securities exchange.

Following a business combination, we may seek the listing of our common stock on NASDAQ or the American Stock Exchange. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange. After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

There is no public market for our common stock, nor have we ever paid dividends on our common stock.

There is no public trading market for our common stock and none is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and such business files a registration statement under the Securities Act. Additionally, we have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

Item 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including, "could" "may", "will", "should", "expect", "plan", "anticipate", "believe", "estimate", "predict", "potential" and the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this Annual Report.

Recently Issued Accounting Pronouncements

Refer to the financial statements note 1 significant accounting policies related to the impact of the adoption and issuance of recent accounting pronouncements.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and related disclosures of contingent assets and liabilities in the financial statements and accompanying notes. The SEC has defined a company's critical accounting policies as the ones that are most important to the portrayal of the company's financial condition and results of operations, and which require the company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. We believe that our estimates and assumptions are reasonable under the circumstances; however, actual results may vary from these estimates and assumptions. We have identified in Note 2 - "Summary of Significant Accounting Policies" to the Financial Statements contained in Item 8 of this document certain critical accounting policies that affect the more significant judgments and estimates used in the preparation of the financial statements.

Results from Operations – Years Ended December 31, 2010 and 2009

For the twelve months ended December 31, 2010 and 2009, the Company had no revenues from continuing operations. For the twelve months ended December 31, 2010, the Company had a loss from operations of $72,115, as compared with a loss from operations of $161,358 for the twelve months ended December 31, 2009.

For the twelve months ended December 31, 2010, the Company incurred $3,722 of other expenses, comprised of (a) forgiveness of debt income of $12,212, (b) interest expense of $16,992, and (c) disposal of asset income of $8,501.   For the twelve months ended December 31, 2009, the Company incurred $15,238 of other expenses which comprised of interest expense.

Results from Operations – Quarters Ended March 31, 2011 and 2010

For the three months ended March 31, 2011 and 2010-, the Company had no revenues from continuing operations. It is unlikely the Company will have any revenues unless it is able to effect an acquisition or merger with an operating company, of which there can be no assurance. It is management's assertion that these circumstances may hinder the Company's ability to continue as a going concern.

For the three months ended March 31, 2011, the Company had a net loss of $15,311, as compared with a net loss of $43,523 for the corresponding period in 2010. The decreases in operating expense for the current period are mainly due to a decrease in operations.

Liquidity and Capital Resources

We are insolvent. As of March 31, 2011, we had no cash (and no other current assets) and we had total current liabilities of $215,332. The latter represents the total amount of debts and liabilities that we owed and which are due for payment within 12 months. Thus, we have almost no funds to pay our currently due debts and liabilities. Should one or more of our creditors seek or demand payment, we are not likely to have the resources to pay or satisfy any such claims. Thus, we clearly face a significant and continuing risk of defaulting on our obligations to our creditors with consequential legal and other costs that would severely and adversely impact our ability to continue our existence as a corporate enterprise.

Our insolvent financial condition also may create a real risk that we may be forced to file for protection under applicable bankruptcy laws or state insolvency statutes. We also may face the risk that a receiver may be appointed. We face that risk and other risks resulting from our precarious financial condition.

For these and other reasons, we anticipate that unless we can obtain sufficient capital from an outside source and do so in the very near future, we may be unable to continue to operate as a corporation, continue to meet our filing obligations under the Securities Exchange Act of 1934, or otherwise satisfy our obligations to our stock transfer agent, our accountants, our legal counsel, our EDGAR filing agent, and many others.

For these and other reasons, our management recognizes the adverse difficulties and continuing severe challenges we face. Apart from the limited funds that we have received from our former Acting President, Chief Financial Officer, Secretary, and sole Director, Jesse M. De Castro and current Acting President, Chief Financial Officer, Secretary, and sole Director, Eric Stoppenhagen there can be no assurance that we will receive any financing or funding from any source or if any financing should be obtained, that existing shareholders will not incur substantial, immediate, and permanent dilution of their existing investment.

The following is a summary of the Company's cash flows provided by (used in) operating, investing, and financing activities for the three months ended December 31, 2010 and 2009:

	Years ended December 31,
	2010	2009
Operating Activities	$(103,490)	$(161,562)
Investing Activities	95,187	(2,470)
Financing Activities	-	169,025
Net Effect on Cash	$(8,303)	$4,993

The following is a summary of the Company's cash flows provided by (used in) operating, investing, and financing activities for the quarters ended March 31, 2011 and March 31, 2010:

	Quarters ended March 31,
	2011	2010
Operating Activities	$(10,335)	$(8,297)
Investing Activities	-	-
Financing Activities	10,335	-
Net Effect on Cash	$-	$(8,297)

The Company currently has nominal assets, no active business operations and no sources of revenues. The Company is dependent upon the receipt of capital investment or other financing to fund its ongoing operations and to execute its business plan of seeking a combination with a private operating company. In addition, the Company is dependent upon certain related parties to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, the Company may not be able to implement its plan of operations. Our financial statements indicate that without additional capital, there is substantial doubt as to our ability to continue as a going concern.

Going Concern Uncertainties

We currently have no source of operating revenue, and have only limited working capital with which to pursue our business plan, which contemplates the completion of a business combination with an operating company. The amount of capital required to sustain operations until the successful completion of a business combination is subject to future events and uncertainties. It may be necessary for us to secure additional working capital through loans or sales of common stock, and there can be no assurance that such funding will be available in the future. These conditions raise substantial doubt about our ability to continue as a going concern. Our auditor has issued a "going concern" qualification as part of their opinion in the Audit Report for the year ended December 31, 2010.

Capital Expenditures

We have not incurred any material capital expenditures.

Commitments and Contractual Obligations

As a "smaller reporting company" as defined by Item 10 of Regulation S-K, the Company is not required to provide this information.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Item 3.  Description of Property

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its sole officer and director at no cost. Management estimates such amounts to be immaterial. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4.  Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information relating to the beneficial ownership of the Company common stock by those persons beneficially holding more than 5% of the Company's common stock, by the Company's directors and executive officers, and by all of the Company's directors and executive officers as a group as of May 27, 2011 :

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class (2)
Verdad Telecom, Inc. (1) 1328 W. Balboa Blvd. Newport Beach, CA 92661	34,900,000	55.1%
Eric P. Stoppenhagen (1) 1328 W. Balboa Blvd. Suite C Newport Beach, CA 92661	34,900,000	55.1%
All Directors and Officers as a Group (1 individual)	34,900,000	55.1%

(1)
Eric Stoppenhagen has voting and investment control over the securities owned by Verdad Telecom, Inc. and therefore Eric Stoppenhagen may be deemed a beneficial owner of the 34,900,000 shares of common stock owned by Verdad Telecom, Inc..

(2)	Percentages are based on 63,337,543 common shares issued and outstanding as of May 27, 2011 .

Item 5.  Directors, Executive Officers, Promoters, and Control Persons.

The members of the Board of Directors of the Company serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. Information as to the directors and executive officers of the Company is as follows:

Name	Age	Position	Date Elected

Jesse M. De Castro(1) Green Star Alternative Energy, Inc. 1660 Hotel Circle North, Suite 207 San Diego, California 92108	34	CEO, CFO, Secretary & Director	05/27/2008
Eric Stoppenhagen Green Star Alternative Energy, Inc. 1660 Hotel Circle North, Suite 207 San Diego, California 92108	37	CEO, CFO, Secretary & Director	01/30/2011

Footnote:
(1)	On January 30, 2011, Mr. De Castro resigned all officer and director positions of the Company.
(2)	On January 30, 2011, Mr. Stoppenhagen was appointed to sole officer and director of the Company.

Each of the foregoing persons may be deemed a "promoter" of the Company, as that term is defined in the rules and regulations promulgated under the Securities Act of 1933. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified.

Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and have qualified.

Jesse M. De Castro served as the Company's Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and Director until January 30, 2011. From November 2003 until the present, Mr. De. Castro has been the sole officer and owner of De Castro Investments.  Mr. De Castro serves as the Asset and Liability Analyst for North Shore Credit Union. From 2002 to 2005, Mr. De Castro was Vice-President in charge of Energy Sector Analysis for Altus Capital Corp. From 2004 to 2007, Mr. De Castro was Consultant to SBS Ltd. on alternative energy. Mr. De Castro holds a BS in Actuarial Science degree from Simon Fraser University.

Eric Stoppenhagen has served as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of the Company since January 30, 2011.  Mr. Stoppenhagen, through his consulting company Venor, Inc., provides financial and management services to small to medium-sized companies that either are public or desire to become public.  Additionally, he maintains nonoperating blank check companies that are searching for reverse merger candidates.  He provides temporary CFO services to these companies, which includes transaction advice, preparation of security filings and advice regarding compliance with corporate governance requirements.   Mr. Stoppenhagen is a Certified Public Accountant and holds a Juris Doctorate and Masters of Business Administration both from George Washington University.  Additionally, he holds a Bachelor of Science in Finance and a Bachelor of Science in Accounting both from Indiana University.  Mr. Stoppenhagen also serves as a director of the following public company: AuraSource, Inc.

Mr. Stoppenhagen has more than ten years of financial experience having served in an executive capacity for several public and private companies, including the following engagements.

•	June 2003 to May 2009 - Moqizone f/k/a Trestle Holdings, Inc. f/k/a Sunland Entertainment f/k/a Harvey Entertainment.
o
Trestle Holdings – Mr. Stoppenhagen was hired in 2003 as VP of Finance. From 2003 to 2006, Trestle Holdings had significant operations.  Mr. Stoppenhagen’s responsibilities included but were not limited to business development, operations, legal, and accounting.   In 2006, the assets and liabilities of Trestle were sold to Clarient and subsequently sold to Zeiss Microscopes.  At such time the Board of Directors of Trestle Holdings asked Mr. Stoppenhagen to remain as an officer to assist with corporate compliance until such time as a merger candidate was found.  His sole compensation was consulting fees. He maintained no equity interest. Upon the reverse merger with Moqizone, Mr. Stoppenhagen resigned.  He received no bonus or equity interest as the result of such transaction. From 2006 to 2009, the company was a blank check company.

•	Sept 2007 to March 2010 - Atheronova, Inc. f/k/a Trist Holdings, Inc. f/k/a Landbank Group, Inc.
o
Trist Holdings – In 2007, due to the downturn in the real estate market it was no longer economical to pursue the current business.  In September 2007, the Board of Directors asked Mr. Stoppenhagen to maintain the public filings after the spinoff of the assets and liabilities.  Mr. Stoppenhagen received only consulting fees.  He had no equity interest in the entity. Upon the reverse merger, Mr. Stoppenhagen resigned.  He received no bonus or equity interest as the result of such transaction.  From 2007 to 2010, the company was a blank check company.

•
Dec 2007 to Present – Myskin, Inc. –Advanced Skin Care business owned by Mr. Stoppenhagen’s former spouse. Consultant to the company providing accounting and finance services. No ownership. The company is not a blank check company

•
Dec 2008 to Present - Smartag International, Inc. f/k/a Art4Love, Inc. Consultant to the company providing accounting and finance services. No ownership. The company was a blank check company from 2008 to present

•
Jan 2009 to Feb 2010 – STW Resources f/k/a Woozyfly, Inc. Blank check from Jan 2009 to Feb 2010 - Consultant to the company providing accounting and finance services. No ownership. Upon the reverse merger, Mr. Stoppenhagen resigned.  He received no bonus or equity interest as the result of such transaction.  From 2009 to 2010, the company was a blank check company.

•	2009 to Present Amasys Corporation Consultant to the company providing accounting and finance services. No ownership. The company is a blank check company.
•	April 2009 Getfugu, Inc. f/k/a Madero, Inc. CFO for approximately 3 weeks. Resigned. No ownership. The company was not a blank check company during Mr. Stoppenhagen’s involvement
•	June 2008 to Present - AuraSource, Inc. f/k/a Mobile Nation Current CFO Approximately 1% owner. The company was a blank check company prior to Mr. Stoppenhagen’s involvement.
•
February 2010 to March 2011 Phototron Holdings f/k/a Catalyst Lighting Group, Inc. Consultant to the company providing accounting and finance services. No ownership. Upon the reverse merger, Mr. Stoppenhagen resigned.  He received no bonus or equity interest as the result of such transaction.  The company was a blank check company until 2011.

•
April 2010 to March 2011 – Mimvi, Inc. f/k/a Fashion Net, Inc. CFO Resigned March 15, 2011.  Ownership 700,000 shares and 1,750,000 options with strike price at $.40.  The company was a blank check company prior to Mr. Stoppenhagen’s involvement.

•	July 2010 to March 2011 Mammatech Corp. Purchased controlling share interest in July 2010 sold interest in March 2011. The company was not a blank check company.
•	October 2010 to Present DigiPath, Inc. – Started the company as a digital pathology consulting company. Not blank check. Mr. Stoppenhagen owns approximately 94% of the company
•	Green Star Alternative Energy Inc. – purchased controlling interest in January 2011. Purpose to clean it up and search for reverse merger. Company is a blank check company.

Board Experience

Our board of directors has diverse and extensive knowledge and expertise in the public company industry that is of particular importance to us. This knowledge and experience includes operating, acquiring, financing development stage companies. In addition, our board of directors has extensive and broad legal, auditing and accounting experience. Our board of directors has numerous years of hands-on and executive experience drawn from a wide range of disciplines. Our current director was nominated to the board of directors on the basis of the unique skills he brings to the board. On an individual basis:

Our Chairman, Mr. Stoppenhagen, has over 10 years of experience in managing publicly traded companies and brings insight into all aspects of our business due to both his current role with the company. His comprehensive experience and extensive knowledge and understanding of public companies will be instrumental with our current strategy.

Significant Employees

None.

Family Relationships

None.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of our sole officer and director, Eric Stoppenhagen, during the past five years.

Meetings And Committees Of The Board: Our Board of Directors is responsible for the management and direction of our company and for establishing broad corporate policies. A primary responsibility of the Board is to provide effective governance over our affairs for the benefit of our stockholders. In all actions taken by the Board, the Directors are expected to exercise their business judgment in what they reasonably believe to be the best interests of our company. In discharging that obligation, Directors may rely on the honesty and integrity of our senior executives and our outside advisors and auditors.

Audit Committee and Audit Committee Financial Expert

The Company is not a "listed company" under SEC rules and is therefore not required to have an audit committee comprised of independent directors. The Company does not currently have an audit committee, however, for certain purposes of the rules and regulations of the SEC and in accordance with the Sarbanes-Oxley Act of 2002, the Company's board of directors is deemed to be its audit committee and as such functions as an audit committee and performs some of the same functions as an audit committee including: (1) selection and oversight of the Company's independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (3) engaging outside advisors. The Company's board of directors has determined that its members do not include a person who is an "audit committee financial expert" within the meaning of the rules and regulations of the SEC. The board of directors has determined that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication. Accordingly, the board of directors believes that each of its members have the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have.

Board Meetings; Nominating and Compensation Committees

The Board of Directors took a number of actions by written consent of all of the directors during the fiscal year ended December 31, 2010. Such actions by the written consent of all directors are, according to Nevada corporate law and the Company's by-laws, as valid and effective as if they had been passed at a meeting of the directors duly called and held. The Company's director and officer does not receive remuneration from the Company unless approved by the Board of Directors or pursuant to an employment contract. No compensation has been paid to the Company's directors for attendance at any meetings during the last fiscal year.

The Company does not have standing nominating or compensation committees, or committees performing similar functions. The Company's board of directors believes that it is not necessary to have a compensation committee at this time because the functions of such committee are adequately performed by the board of directors. The board of directors also is of the view that it is appropriate for the Company not to have a standing nominating committee because the board of directors has performed and will perform adequately the functions of a nominating committee. The Company is not a "listed company" under SEC rules and is therefore not required to have a compensation committee or a nominating committee.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by an issuer;

	Compliance with applicable governmental laws, rules and regulations;

	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

	Accountability for adherence to the code.

Due to the limited scope of the Company's current operations, the Company has not adopted a corporate code of ethics that applies to its executive officer.

Conflicts of Interest

Certain conflicts of interest exist and may continue to exist between the Company and its officers and directors due to the fact that each has other business interests to which they devote their primary attention. Each officer and director may continue to do so notwithstanding the fact that management time should be devoted to the business of the Company.

Certain conflicts of interest may exist between the Company and its management, and conflicts may develop in the future. The Company has not established policies or procedures for the resolution of current or potential conflicts of interest between the Company, its officers and directors or affiliated entities. There can be no assurance that management will resolve all conflicts of interest in favor of the Company, and conflicts of interest may arise that can be resolved only through the exercise by management their best judgment as may be consistent with their fiduciary duties.

Shareholder Communications

There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nomination for directors. The board of directors does not believe that a defined policy with regard to the consideration of candidates recommended by stockholders is necessary at this time because it believes that, given the limited scope of the Company's operations, a specific nominating policy would be premature and of little assistance until the Company's business operations are at a more advanced level. There are no specific, minimum qualifications that the board of directors believes must be met by a candidate recommended by the board of directors. Currently, the entire board of directors decides on nominees, on the recommendation of any member of the board of directors followed by the board's review of the candidates' resumes and interview of candidates. Based on the information gathered, the board of directors then makes a decision on whether to recommend the candidates as nominees for director. The Company does not pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominee.

The Company does not have any restrictions on shareholder nominations under its certificate of incorporation or by-laws. The only restrictions are those applicable generally under Nevada corporate law and the federal proxy rules, to the extent such rules are or become applicable. The board of directors will consider suggestions from individual shareholders, subject to evaluation of the person's merits. Stockholders may communicate nominee suggestions directly to the board of directors, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. There are no formal criteria for nominees.

Because the management and directors of the Company are the same persons, the Board of Directors has determined not to adopt a formal methodology for communications from shareholders on the belief that any communication would be brought to the board of directors' attention by virtue of the co-extensive capacities served by Eric Stoppenhagen.

Indemnification

Under Nevada corporate law and pursuant to our certificate of incorporation and bylaws, the Company may indemnify its officers and directors for various expenses and damages resulting from their acting in these capacities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company's officers or directors pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Item 6.  Executive Compensation

Compensation Discussion and Analysis

The Company currently is a shell company with nominal assets, no employees and no active business operations. The Company's business plans are to identify an operating company with which to merge or to complete a business combination in a reverse merger transaction. As such, the Company currently has no formal compensation program for its executive officers or directors.

The Company is not a "listed company" under SEC rules and is therefore not required to have a compensation committee. Accordingly, the Company has no compensation committee.

Except as set forth in the summary compensation table below, during the years ended December 31, 2010 and 2009, 2008, the Company has not provided any salary, bonus, annual or long-term equity or non-equity based incentive programs, health benefits, life insurance, tax-qualified savings plans, special employee benefits or perquisites, supplemental life insurance benefits, pension or other retirement benefits or any type of nonqualified deferred compensation programs for its executive officers.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs are currently in place for the benefit of the Company's employees and no equity awards are currently outstanding.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

The following table sets forth information on the remuneration of our chief executive officer and our four most highly compensated executive officers who served as executive officers at the end of December 31, 2010 and earned in excess of $100,000 per annum during any part of our last three fiscal years:

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary (c)	Bonus (d)	Other Annual Compensation (e)	Total Compensation

Miodrag Andric, Past President, CEO, and Chairman (1)	2008 2009 2010	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0
Jesse M. De Castro, Chief Financial Officer, Secretary, and Director	2008 2009 2010	$24,000 $44,000 $48,000	$0 $0 $0	$0 $0 $0	$24,000 $44,000 $48,000
Peter Gilcud, President, Chief Executive Officer and Chairman	2008 2009 2010	$0 $0 $0	$0 $0 $0	$0 $0 $0	$0 $0 $0
Total Compensation (3 persons)	2008 2009 2010	$24,000$24,000 $48,000	$0 $0 $0	$0 $0 $0	$24,000 $24,000 $48,000

Footnote:
(1) Mr. Miodrag Andric resigned as President, Chief Executive Officer and Chairman on January 21, 2010.

The Company may change or increase salaries as the Company's profits and cash flow allow. The amount of any increase in salaries and compensation for existing officer has not been determined at this time and the number and dollar amount to be paid to additional management staff that will likely be employed have not been determined.

On January 31, the Company and Mr. Stoppenhagen entered into a Consulting, Confidentiality and Proprietary Rights Agreement pursuant to which the Company engaged Mr. Stoppenhagen to provide financial duties required to maintain a public shell and services as the Company’s interim sole director and officer.  Mr. Stoppenhagen receives a monthly fee of $4,000 in consideration of the services described above.

Compensation of Non-Executive Directors: Non-executive directors do not receive compensation but are reimbursed for their expenses for each meeting of the board that they attend.

Item 7.  Certain Relationships and Related Transactions

Related Person Transactions

Other than the transactions described below, since our inception, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

in which the amount involved exceeds $120,000; and

in which any director, executive officer, shareholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

On February 12, 2009, our Board of Directors approved the issuance of an unsecured promissory note to Jesse M. De Castro (the Company's Chief Financial Officer, Secretary, and Director) in the amount of $8,000 in consideration of the Company's receipt of a cash investment of the same amount by him. The promissory note may be prepaid at any time without penalty and carries a 7% interest rate and all accrued and unpaid interest and principal are due on December 31, 2011.

On March 6, 2009, the Company's Board of Directors approved the issuance of an unsecured promissory note to Jesse M. De Castro (the Company's Chief Financial Officer, Secretary, and Director) in the amount of $25,000 in consideration of the Company's receipt of a cash investment of the same amount by him. The promissory note may be prepaid at any time without penalty and carries a 7% interest rate and all accrued and unpaid interest and principal are due on December 31, 2011.

On September 1, 2009, the Board of Directors approved a salary increase to Jesse de Castro, a director of the Company, from $3,500 to $4,000 per month. This will be paid to De Castro Investments Inc. a corporation owned and managed by Mr. Jesse de Castro commencing September 1, 2009. This is to acknowledge the valuable contributions made by Mr. De Castro to the Company.

On September 9, 2009 Mr. Jesse de Castro extended a short term interest -free loan of $5,000 to the Company to pay for professional fees. This was repaid by the Company on October 30, 2009.

On September 25, 2009 Mr. Jesse de Castro extended a short term interest-free loan of $3,000 to the Company to pay for professional fees. This was repaid by the Company on October 30, 2009.

On September 25, 2009, the Company's Board of Directors approved the issuance of an Unsecured Promissory Note to Jesse M. De Castro in the principal amount of $43,000 in exchange for the Company's receipt of $43,000 from Mr. De Castro. The promissory note may be prepaid at any time without penalty and carries a 7% interest rate and all accrued and unpaid interest and principal are due on December 31, 2011.

On December 31, 2009, the Company's Board of Directors approved the issuance of an Unsecured Promissory Note to Jesse M. De Castro in the principal amount of $20,000 in exchange for the Company's receipt of $20,000 from Mr. De Castro. The promissory note may be prepaid at any time without penalty and carries a 7% interest rate and all accrued and unpaid interest and principal are due on December 31, 2011.

On December 31, 2009, the Company and Jesse M. De Castro orally agreed to extend the maturity date of the following unsecured promissory notes previously issued by the Company to Mr. De Castro from the date at which they were originally due: (1) the $20,000 Unsecured Promissory Note issued on August 30, 2008 is now due on August 30, 2011; (2) the $15,000 Unsecured Promissory Note issued on November 10, 2008 is now due on November 10, 2011; (3) the $30,000 Unsecured Promissory Note issued on November 25, 2008 is now due November 25, 2011; (4) the $8,000 Unsecured Promissory Note issued on March 16, 2009 is now due February 12, 2011; and (5) the $25,000 Unsecured Promissory Note issued on March 6, 2010 is now due March 6, 2011.

On September 17, 2010, we issued 17,400,000 to a company controlled by our sole director and officer, Jesse De Castro. We have been indebted to Mr. De Castro in the amount of US$221,000 as a result of shareholder loans, and US$32,000 as a result of accrued and unpaid compensation. Mr. De Castro has agreed to accept 11,000,000 shares of common stock, in partial settlement of US$55,000 of the outstanding shareholder loans, and 6,400,000 shares of common stock in settlement of the accrued and unpaid compensation.

On January 31, the Company and Mr. Stoppenhagen entered into a Consulting, Confidentiality and Proprietary Rights Agreement pursuant to which the Company engaged Mr. Stoppenhagen to provide financial duties required to maintain a public shell and services as the Company’s interim sole director and officer.  Mr. Stoppenhagen receives a monthly fee of $4,000 in consideration of the services described above.

Promoters and certain control persons.

Jesse M. De Castor and Mr. Stoppenhagen would be deemed promoters and control persons of the Company.

On January 19, 2011, De Castro Investments Inc. (“De Castro”), and Verdad Telecom, Inc., a Nevada corporation which is solely owned and controlled by Mr. Stoppenhagen (the “Purchaser”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which De Castro (collectively, the “Seller”) will sell to the Purchaser, and the Purchaser will purchase from the Seller, an aggregate of 34,900,000 shares of Common Stock (the “Shares”), which Shares represent 55.1% of the issued and outstanding shares of Common Stock and Seller’s debt and liabilities.  The Closing occurred on January 30, 2011.  The Purchaser paid the aggregate purchase price for the Shares with personal funds.  There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

At the Closing, Jesse De Castro resigned as the Company’s sole director, Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer, and Eric Stoppenhagen, age 37, was elected as the Company’s sole director, President, Chief Financial Officer and Secretary, to serve in such capacities until his successors are duly elected and qualified.

Item 8.  Legal Proceedings

We are not a party to any current or pending legal proceedings that, if decided adversely to us, would have a material adverse effect upon our business, results of operations, or financial condition, and we are not aware of any threatened or contemplated proceeding by any governmental authority against us.  To our knowledge, we are not a party to any threatened civil or criminal action or investigation.

Item 9.  Market Price of and Dividends on Registrant's Common Equity and Other Shareholder Matters

Market Information:  Our common stock is listed for trading with a trading symbol "GSAE" on the "Pink Sheets" market, a quotation service that displays sale prices, and volume information for transactions with market makers in over-the-counter ("OTC") equity securities. All such quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not necessarily represent actual transactions. Trading in our common stock is limited and sporadic and there can be no assurance that any liquid trading market will develop or, if it does develop, that it can be maintained.

Based on information obtained from the Pink Sheets, the high and low bid quotations for the common stock for each of the quarters of our fiscal years ended December 31, 2009 and December 31, 2010 and quarter ended March 31, 2011 are set forth in the table below:

	Price Range

	High($)	Low($)

Quarter ended 3/31/09	$2.45	$0.50
Quarter ended 6/30/09	$3.50	$2.55
Quarter ended 9/30/09	$1.79	$0.20
Quarter ended 12/31/09	$0.94	$0.18

Quarter ended 3/31/10	$0.30	$0.05
Quarter ended 6/30/10	$0.06	$0.01
Quarter ended 9/30/10	$0.02	$0.01
Quarter ended 12/31/10	$0.015	$0.006

Quarter ended 3/31/11	$0.0.	$0.008

Holders:  As of May 27, 2011, there were approximately 8 holders of record of our Common Stock.  There are currently 63,337,543 shares of common stock issued and outstanding of which 28,437,543 shares of common stock could be sold under Rule 144.

Dividends:  Effective January 29, 2010 and as the Record Date of January 29, 2010, we paid a dividend of three new shares of our common stock for every four shares of our common stock outstanding. That is, we issued seven (7) New Shares for every Three (3) Old Shares held as of the January 29, 2010 Record Date.

We have not paid any cash dividend to date, and we have no intention of paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of dividends is subject to the discretion of our Board of Directors and to certain limitations imposed under the Nevada Statutes. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operation, financial condition, cash requirements and other factors deemed relevant by our Board of Directors.

Item 10.  Recent Sales of Unregistered Securities.

We had the following stock and promissory note issuances during the periods ending December 31, 2009 and December 31, 2010.

On February 12, 2009, our Board of Directors approved the issuance of an unsecured promissory note to Jesse M. De Castro (the Company's Chief Financial Officer, Secretary, and Director) in the amount of $8,000 in consideration of the Company's receipt of a cash investment of the same amount by him. The promissory note may be prepaid at any time without penalty and carries a 7% interest rate and all accrued and unpaid interest and principal are due on  December 31, 2011.

On March 6, 2009, the Company's Board of Directors approved the issuance of an unsecured promissory note to Jesse M. De Castro (the Company's Chief Financial Officer, Secretary, and Director) in the amount of $25,000 in consideration of the Company's receipt of a cash investment of the same amount by him. The promissory note may be prepaid at any time without penalty and carries a 7% interest rate and all accrued and unpaid interest and principal are due on December 31, 2011.

On September 25, 2009, the Company's Board of Directors approved the issuance of an Unsecured Promissory Note to Jesse M. De Castro in the principal amount of $43,000 in exchange for the Company's receipt of $43,000 from Mr. De Castro. The promissory note may be prepaid at any time without penalty and carries a 7% interest rate and all accrued and unpaid interest and principal are due on December 31, 2011.

On December 31, 2009, the Company's Board of Directors approved the issuance of an Unsecured Promissory Note to Jesse M. De Castro in the principal amount of $20,000 in exchange for the Company's receipt of $20,000 from Mr. De Castro. The promissory note may be prepaid at any time without penalty and carries a 7% interest rate and all accrued and unpaid interest and principal are due on December 31, 2011.

On December 31, 2009, the Company and Jesse M. De Castro orally agreed to extend the maturity date of the following unsecured promissory notes previously issued by the Company to Mr. De Castro from the date at which they were originally due: (1) the $20,000 Unsecured Promissory Note issued on August 30, 2008 is now due on August 30, 2011; (2) the $15,000 Unsecured Promissory Note issued on November 10, 2008 is now due on November 10, 2011; (3) the $30,000 Unsecured Promissory Note issued on November 25, 2008 is now due November 25, 2011; (4) the $8,000 Unsecured Promissory Note is due December 31, 2011; and (5) the $25,000 Unsecured Promissory is due December 31, 2011.

On September 17, 2010, we issued 17,400,000 to a company controlled by our sole director and officer, Jesse De Castro. We have been indebted to Mr. De Castro in the amount of US$221,000 as a result of shareholder loans, and US$32,000 as a result of accrued and unpaid compensation. Mr. De Castro has agreed to accept 11,000,000 shares of common stock, in partial settlement of US$55,000 of the outstanding shareholder loans, and 6,400,000 shares of common stock in settlement of the accrued and unpaid compensation.

All of the shares of the Company's Common Stock and the promissory notes described above were issued with a restricted securities legend pursuant to reliance upon the claim of exemption provided by Section 4(2) of the Securities Act of 1933. In each instance, the Company was assured that the investor: (a) was sophisticated and experienced in business, financial, and tax matters; (b) received such disclosures such as the Company's business plan, financial statements, stockholder information, together with copies of the Company's Articles of Incorporation, By-laws, and copies of the minutes and actions of the Company's Board of Directors roughly equivalent to that found in a registration statement; (c) had full and unrestricted access to the Company's books and records; (d) had a full and unrestricted opportunity to ask questions of the Company's officers and directors and to receive answers to all such questions; (e) had a pre-existing business relationship with one or more of the Company's officers and directors of sufficient scope and depth that allowed them to appreciate the background and experience of the Company's management; and (f) understood that the securities acquired were "restricted securities" and that they were issued to the investor for investment purposes only.

Further, we have relied upon the private placement exemption from registration provided by Section 4(2) of the Securities Act 1933 as amended (the "Act"). The shares and promissory notes described above were issued pursuant to Section 4(2) of the Act which exempts from registration transactions by an issuer not involving a public offering as each person had a pre-existing relationship with one or more officers, directors, and or key employees of the Company. This offering exemption is available to any issuer but prohibits general solicitation or advertising. In addition, each purchaser received information regarding the Company that was substantially equivalent to that found in a registration statement. Each prospective purchaser had full and unrestricted access to the Company, our books, and records, and the opportunity to ask questions of our management and receive answers to their questions. Further, each purchaser gave us assurances that it was experienced and sophisticated in making investments of this type and that they were able to make the investment decision and could afford the total loss of their investment.

In each instance, each of the share purchasers had access to sufficient information regarding the Company so as allow them to make an informed investment decision. More specifically, each purchaser acknowledged that, among other things, the following:

1.	that they had the ability to bear the economic risks of investing in the shares of the Company;
2.	that they had sufficient knowledge in financial, business, or investment matters to evaluate the merits and risks of the investment;
3.	that they had a certain net worth sufficient to meet the suitability standards of the Company; and
4.
that the Company has made available to them, his counsel and his advisors, the opportunity to ask questions and that they have been given access to any information, documents, financial statements, books and records relative to the Company and an investment in the shares of the Company.

Item 11.  Description of Registrant's Securities to be Registered

Common Stock

As of May 27, 2011, the Company had 63,337,543  shares of the Company's Common Stock (par value $0.001) outstanding. The Company's Articles of Incorporation, authorize the issuance of 200,000,000 shares of the Company's Common Stock. Holders of shares of the Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock have no cumulative voting rights and subject to the rights of any outstanding Preferred Stock, are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion, from funds legally available therefore.

In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company's Common Stock. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Item 12.  Indemnification of Directors and Officers

The Nevada General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by reason of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation shall not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue, or matter as to which such person shall have been adjudged to be liable for the negligence or misconduct in the performance of that person's duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses.

Item 13.  Financial Statements and Supplementary Data

Financial Statement

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Green Star Alternative Energy, Inc.

(Formerly R&R Travel Inc.)

(A Development Stage Company)

We have audited the accompanying balance sheets of Green Star Alternative Energy, Inc. (A Development Stage "Company") as of December 31, 2010 and 2009 and the related statements of operations, changes in stockholders' deficit and cash flows for the years then ended, and for the period from March 2, 2001 (inception) to December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Green Star Alternative Energy, Inc. as of December 31, 2010 and 2009, and the result of its operations and its cash flows for the years then ended and for the period from March 2, 2001 (inception) to December 31, 2010 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Anton & Chia
____________________
Anton & Chia, LLP

March 16, 2011

Newport Beach, CA.

Green Star Alternative Energy, Inc. (Formally R&R Travel, Inc.) (A Development Stage Company) Balance Sheets As of December 31, 2010 and 2009

	2010	2009

ASSETS

Current Assets
Cash	$-	$8,303
Pre-paid xpense	-	705

Total current assets	-	9,008

Equipment, net	-	95,187

TOTAL ASSETS	$-	$104,195

LIABILITIES and STOCKHOLDERS' DEFICIT

Current Liabilities
Accrued liabilities	$4,704	$15,072
Accounts payable	15,685	3,023
Loan from director	189,967	221,000
Other loan payable	-	94,063

Total current liabilities	210,356	333,158

Stockholders' deficit
Common stock, (Authorized, 200,000,000 shares, par value: $0.001, 63,337,543 shares and 26,250,000 shares issued and outstanding as of December 31, 2010 and 2009, respectively *	63,338	26,250
Additional paid-in capital	83,662	33,750
Deficit accumulated during the development stage	(357,356)	(288,963)

Total stockholders' deficit	(210,356)	(228,963)

TOTAL LIABILITIES and STOCKHOLDERS' DEFICIT	$-	$104,195

The accompanying notes are an integral part of these financial statements.
*these numbers are post dividend of three additional shares for every four shares of the Company’s Common stock which was effectuated on January 29, 2010. For further details, please see Note 6 to these financial statements.

Green Star Alternative Energy, Inc.
(Formally R&R Travel, Inc.)
(A Development Stage Company)
Statements of Operations
For the Year ended December 31, 2010 and 2009
and for the Period from March 2, 2001 (inception) through December 31, 2010

			From March 2, 2001 (Inception) through December 31, 2010
	Year ended December 31,
	2010	2009

REVENUES
Revenues	$-	$-	$68,029

Total revenues	-	-	68,029

Operating expenses
Administrative expenses	72,115	161,358	411,054

Total operating expenses	72,115	161,358	411,054

Other income (loss)
Interest expense	(16,992)	(15,238)	(35,045)
Forgiveness of debt	12,213	-	12,213
Disposal of assets	8,501	-	8,501
Total other income (expense)	3,722	(15,238)	(14,331)

Net loss	$(68,393)	$(176,596)	$(357,356)

Net loss per share of common stock – basic and diluted	$(0.00)	$(0.01)

Weighted average number of common shares outstanding – basic and diluted	50,956,774	26,250,000

The accompanying notes are an integral part of these financial statements.

Green Star Alternative Energy Inc. (Formerly R&R Travel, Inc.) (A Development Stage Company) Statements of Changes in Stockholders' Deficit From March 2, 2001 (inception) through December 31, 2010

	Common Stock *	Common Stock Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total

On March 5, 2001,
6,250,000 shares issued for services	6,250,000	$6,250	$(5,000)	$-	$1,250

On April 5, 2001,
6,250,000 shares issued for services	6,250,000	6,250	(5,000)	-	1,250

August to December 2001
3,750,000 shares issued for cash	3,750,000	3,750	3,750	-	7,500

Net loss, December 31, 2001	-	-	-	(2,066)	(2,066)

Balance, December 31, 2001	16,250,000	16,250	(6,250)	(2,066)	7,934

Net loss, December 31, 2002	-	-	-	(2,204)	(2,204)

Balance, December 31, 2002	16,250,000	16,250	(6,250)	(4,270)	5,730

Net loss, December 31, 2003	-	-	-	(11,024)	(11,024)

Balance, December 31, 2003	16,250,000	16,250	(6,250)	(15,294)	(5,294)

Net loss, December 31, 2004	-	-	-	(1,475)	(1,475)

Balance, December 31, 2004	16,250,000	16,250	(6,250)	(16,769)	(6,769)

Net income, December 31, 2005	-	-	-	9,781	9,781

Balance, December 31, 2005	16,250,000	16,250	(6,250)	(6,988)	3,012

Net income, December 31, 2006	-	-	-	1,808	1,808

Balance, December 31, 2006	16,250,000	16,250	(6,250)	(5,180)	4,820

Net income, December 31, 2007	-	-	-	(4,820)	(4,820)

Balance, December 31, 2007	16,250,000	16,250	(6,250)	(10,000)	-

May 9, 2008,
10,000,000 shares issued for cash	10,000,000	10,000	40,000	-	50,000

Net loss, December 31, 2008	-	-	-	(102,367)	(102,367)

Balance December 31, 2008	26,250,000	26,250	33,750	(112,367)	(52,367)

Net loss December 31, 2009	-	-	-	(176,596)	(176,596)

Balance December 31, 2009	26,250,000	26,250	33,750	(288,963)	(228,963)

Share dividend of three additional shares for every four shares of common stock	19,687,543	19,688	(19,688)	-	-

On September 17, 2010, 17,400,000 shares issued for debt	17,400,000	17,400	69,600	-	87,000

Net loss, December 31, 2010	-	-	-	(68,393)	(68,393)

Balance December 31, 2010	63,337,543	$63,338	$83,662	$(357,356)	$(210,356)

The accompanying notes are an integral part of these financial statements.
*these numbers are post dividend of three additional shares for every four shares of the Company’s Common stock which was effectuated on January 29, 2010. For further details, please see Note 7 to these financial statements.

Green Star Alternative Energy, Inc.
(A Development Stage Company)
Statements of Cash Flows
For the Year Ended December 31, 2010 and 2009 and
for the Period from Inception (March 2, 2001) through December 31, 2010

			From March 2, 2001
			(Inception) Through
	Year ended December 31,		December 31,
	2010	2009	2010

Operating Activities
Net income (Loss)	$(68,393)	$(176,596)	$(357,356)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expenses	-	2,974	3,120
Share issued for services	-		2,500
Cancellation of other loan payable	(94,063)	-	(94,063)
Changes in operating assets and liabilities:		-
Decrease in prepaid expenses	705	(705)	-
Increase in accounts payable	34,294	248	37,317
Increase in interest payable	23,967	12,517	39,039
Net Cash Provided (used) by Operating Activities	(103,490)	(161,562)	(369,443)

Investing Activities
Purchase equipment	-	(2,470)	(98,307)
Disposal of equipment	95,187	-	95,187
Net Cash Provided (used) by Investing Activities	95,187	(2,470)	(3,120)

Financing Activities
Increase in loan from related party	-	169,025	221,000
Increase in other loan payable	-	-	94,063
Cash received from issuance of stock	-	-	57,500
Net Cash Provided(used) by Financing Activities	-	169,025	372,563

Net increase (decrease) in cash	(8,303)	4,993	-
Cash and cash equivalents at beginning of period	8,303	3,310	-
Cash and Cash Equivalents at End of Period	$-	$8,303	$-

Cash Paid for Interest	$-	$-	$-

Cash Paid for Income Taxes	$-	$-	$-

Supplemental Disclosure of Noncash Investing and Financing Activites:
Gain on disposal of fixed asset	$8,501	$-	$8,501

The accompanying notes are an integral part of these financial statements.

Green Star Alternative Energy, Inc.

(Formally R&R Travel, Inc.)

(A Development Stage Company)

Notes to Financial Statements

December 31, 2010

NOTE 1.  ORGANIZATION AND DESCRIPTION OF BUSINESS

Green Star Alternative Energy, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on March 2, 2001 and originally in the travel business, where the Company provided travel packages to financial services professionals in connection with seminars and other professional education events.

On June 6, 2008, the Company, by amendment to its articles of incorporation, changed its name to Green Star Alternative Energy, Inc. and changed its business operations to become a provider of energy from wind, water and sunlight.  The Company ceased this business as of June 30, 2010.

The Company has minimal operations at this time and is considered a development stage company.

Currently, the Company seeks suitable candidates for a business combination with a private company.  The Company has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company. The Company selected December 31 as its fiscal year end.

The Company is currently considered to be a "blank check" company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a) (51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company’s principal business objective for the next twelve months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The analysis of new business opportunities will be undertaken by or under the supervision of the officer and director of the Company.  As of this date the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company.  The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Company will consider the following kinds of factors:

(a)	Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b)	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)	Strength and diversity of management, either in place or scheduled for recruitment;

(d)
Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)	The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

(f)	The extent to which the business opportunity can be advanced;

(g)	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(h)	Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company's limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Form of Acquisition
The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a) (1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.

The present stockholders of the Company will likely not have control of a majority of the voting securities of the Company following a reorganization transaction. As part of such a transaction, all or a majority of the Company's directors, may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred.

We presently have no employees apart from our management. Our officers and directors are engaged in outside business activities and anticipate that they will devote to our business very limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The accompanying audited financial statements of Green Star Alternative Energy, Inc. (the "Company") are presented in accordance with the requirements for Form 10-K and Regulation S-X. Accordingly, they do not include all of the disclosures required by generally accepted accounting principles. In the opinion of management, all adjustments (all of which were of a normal recurring nature) considered necessary to fairly present the financial position, results of operations, and cash flows of the Company on a consistent basis, have been made.

These results have been determined on the basis of generally accepted accounting principles and practices applied consistently with those used in the preparation of the Company's financial statements. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Going Concern -  Since inception, the Company and has a cumulative net loss of $357,356. Since inception, the Company has also been dependent upon the receipt of capital investment or other financing to fund its operations. The Company currently has no source of operating revenue, and has only limited working capital with which to pursue its business plan, which contemplates the completion of a business combination with an operating company. The amount of capital required to sustain operations until the successful completion of a business combination is subject to future events and uncertainties. It may be necessary for the Company to secure additional working capital through loans or sales of common stock, and there can be no assurance that such funding will be available in the future. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The accompanying financial statements have been presented on the basis of the continuation of the Company as a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as well as the reported amounts of revenues and expenses. Actual results could differ from these estimates.

Income Taxes -  The Company records income taxes in accordance with the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, “Income Taxes.”  The standard requires, among other provisions, an asset and liability approach to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities.  Valuation allowances are provided if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Cash and Cash Equivalents - Cash and cash equivalents, if any, include all highly liquid instruments with an original maturity of three months or less at the date of purchase. There are no cash and cash equivalents as of December 31, 2010 and 2009.

Fair Value of Financial Instruments - On July 1, 2008, the Company adopted Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures ("Topic 820"). Topic 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The fair value of the Company's cash and cash equivalents, accrued liabilities and accounts payable approximate carrying value because of the short-term nature of these items.

Stock-Based Compensation — The Company records transactions under share based payment arrangements in accordance with the provisions of the FASB ASC Topic 718, “Share Based Payment Arrangements”.  The standard requires recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements over the period the employee is required to perform the services in exchange for the award. The standard also requires measurement of the cost of employee services received in exchange for an award. The Company is using the modified prospective method allowed under this standard. Accordingly, upon adoption, prior period amounts have not been restated. Under this application, the Company recorded the cumulative effect of compensation expense for the unvested portion of previously granted awards that remain outstanding at the date of adoption and recorded compensation expense for all awards granted after the date of adoption.

The standard provides that income tax effects of share-based payments are recognized in the financial statements for those awards that will normally result in tax deduction under existing law. Under current U.S. federal tax law, the Company would receive a compensation expense deduction related to non-qualified stock options only when those options are exercised and vested shares are received. Accordingly, the financial statement recognition of compensation cost for non-qualified stock options creates a deductible temporary difference which results in a deferred tax asset and a corresponding deferred tax benefit in the income statement. The Company does not recognize a tax benefit for compensation expense related to incentive stock options unless the underlying shares are disposed in a disqualifying disposition.

 Net Loss Per Share — The Company computes net loss per share in accordance with FASB ASC Topic 260, “Earnings per Share,” Under the provisions of the standard, basic and diluted net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.  Common equivalent shares related to stock options and warrants have been excluded from the computation of basic and diluted earnings per share, for the years ended December 31, 2010 and 2009 because their effect is anti-dilutive.

Concentration of Credit Risk — Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash.  The Company maintains its cash with high credit quality financial institutions; at times, such balances with any one financial institution may exceed FDIC insured limits.

Financial Instruments — Our financial instruments consist of cash, accounts payable, and notes payable.  The carrying values of cash, accounts payable, and notes payable are representative of their fair values due to their short-term maturities.

Recently Issued Accounting Pronouncements - In June 2009, the Financial Accounting Standards Board (FASB) issued a new standard regarding the accounting for transfers of financial assets amending the existing guidance on transfers of financial assets to, among other things, eliminate the qualifying special-purpose entity concept, include a new unit of account definition that must be met for transfers of portions of financial assets to be eligible for sale accounting, clarify and change the derecognition criteria for a transfer to be accounted for as a sale, and require significant additional disclosure. This standard was effective for new transfers of financial assets beginning January 1, 2010. The adoption of this standard did not have a material impact on the financial statements.

In June 2009, the FASB issued a new standard that revises the consolidation guidance for variable-interest entities. The modifications include the elimination of the exemption for qualifying special purpose entities, a new approach for determining who should consolidate a variable-interest entity, and changes to when it is necessary to reassess who should consolidate a variable-interest entity. The adoption of this standard did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-6,  Improving Disclosures About Fair Value Measurements , that amends existing disclosure requirements under FASB Accounting Standards Codification (ASC) 820 by adding required disclosures about items transferring into and out of levels 1 and 2 in the fair value hierarchy; adding separate disclosures about purchases, sales, issuances, and settlements relative to level 3 measurements; and clarifying, among other things, the existing fair value disclosures about the level of disaggregation. For 3M this ASU is effective for the first quarter of 2010, except for the requirement to provide level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which is effective beginning the first quarter of 2011. The Company is currently evaluating the impact of this standard on our financial statements.

NOTE 3. EQUIPMENT

Fixed assets are comprised of the following at December 31, 2010 and 2009.

	December 31	December 31,
	2010	2009

Wind sensors	$-	$94,088
Computer equipment	-	4,219
	-	98,307
Less accumulated depreciation	-	3,199
Total		$95,188

During the year ended 2010, $98,307 of assets were disposed of.  A gain of $8,501 was recorded with the disposal.

NOTE 4.  LOANS PAYABLE

The Company issued a secured Promissory Note to Seal Commercial S.A. (“Seal”) dated September 25, 2008 (the "Note") in connection with the purchase of wind sensors which act as collateral (“Collateral”) for the said loan. The loan was for $94,063 and the terms and conditions of such Note allow for prepayment of principle and accrued interest at anytime without penalty. The interest rate was 7% per annum.  The wind sensors were being held by Notos d.o.o. which was a related party of Seal.  In early 2010, Seal took possession of the Collateral. The Company has made multiple attempts to reach Seal and has received no response.  Due to Seal taking possession of the Collateral and the lack of there response to the Company, the Company believes the Note to be satisfied and has written off the balance as of December 31, 2010 .

NOTE 5.  LOANS FROM RELATED PARTY

The Company issued an unsecured Promissory Note dated August 30, 2008 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $20,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is August 30, 2010. On December 15, 2008, the Company repaid $13,025. On November 15, 2009 the Company repaid the balance of $6,975 and an additional $862 in accrued interest through November 15, 2009.

The Company issued an unsecured Promissory Note dated November 10, 2008 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $15,000 working capital loan to the Corporation. The terms and conditions of such note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is December 31, 2011. The total accrued interest as of December 31, 2010 is $2,247.

The Company issued an unsecured Promissory Note dated November 25, 2008 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $30,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is December 31, 2011. The Company repaid the accrued interest of $2,121. The total accrued interest as of December 31, 2010 is $4,407.

The Company issued an unsecured Promissory Note dated February 12, 2009 (the "Note") to Jesse de Castro, a director of the Company, in connection with an $8,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is December 31, 2011. The total accrued interest as of December 31, 2010 is $1,054.

The Company issued an unsecured Promissory note dated February 17, 2009 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $5,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is December 31, 2011. The total accrued interest as of December 31, 2010 is $654.

The Company issued an unsecured Promissory Note dated March 6, 2009 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $25,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is December 31, 2011. The total accrued interest as of December 31, 2010 is $3,188.

The Company issued an unsecured Promissory Note dated May 15, 2009 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $20,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is December 31, 2011. The total accrued interest as of December 31, 2010 is $2,282.

The Company issued an unsecured Promissory Note dated September 25, 2009 (the "Note") to Jesse de Castro, a director of the Company in connection with a $43,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is December 31, 2011. The total accrued interest as of December 31, 2010 is $3,810.

The Company issued an unsecured Promissory Note dated September 30, 2009 (the "Note") to Jesse de Castro, a director of the Company in connection with a $75,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is December 31, 2011. The total accrued interest as of December 31, 2010 is $5,466.

In addition to the Notes, Jesse de Castro, a director of the company, advanced the company funds in the amount of $8,000 as of December 31, 2009. The balance is unsecured and interest free with no specified terms of repayment. These amounts were paid to Jesse de Castro on October 30, 2009.

On September 17, 2010, we issued 11,000,000 shares of common stock, in partial settlement of US$55,000 of the Note dated September 30, 2009.

NOTE 6.  INCOME TAXES

The company has incurred operating losses of $357,356, which, if utilized, will begin to expire in 2021. Future tax benefits, which may arise as a result of these losses, have not been recognized in these financial statements and have been offset by a valuation allowance.

The tax effects of temporary differences which give rise to significant portions of the deferred taxes are summarized as follows:

	As of December 31, 2010	As of December 31, 2009
Deferred tax assets:
Net operating loss (from inception to December 31, 2010)	$357,356	$288,963
Statutory tax rate (combined federal and state)	34%	34%

Deferred tax assets	121,501	98,247
Valuation allowance	(121,501)	(98,247)

Net deferred tax assets	$-0-	$-0-

The potential future tax benefits of these losses have not been recognized in these financial statements due to the uncertainty of their utilization. When the future utilization of some portion of the carry-forwards is determined not to be "more likely than not" a valuation allowance is provided to reduce the recorded tax benefits from such assets.

As a result of the implementation of certain provisions of ASC 740, Income Taxes, the Company performed an analysis of its previous tax filings and determined that there were no positions taken that it considered uncertain. Therefore, there were no unrecognized tax benefits as of December 31, 2010 and 2009.

Future changes in the unrecognized tax benefit are not expected to have an impact on the effective tax rate due to the existence net operating losses. The Company estimates that the unrecognized tax benefit will not change within the next twelve months. The Company will continue to classify income tax penalties and interest, if any, as part of interest and other expenses in its statements of operations. The Company has incurred no interest or penalties as of December 31, 2010 and 2009.

NOTE 7.  STOCKHOLDERS' DEFICIT

On June 6, 2008, the Company voted, to amend its Articles of Incorporation to increase the total number of authorized shares of common stock at par value of $0.001 to 200,000,000 (two hundred million). Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights and are entitled to share rateably in dividends, if any. In the event of a liquidation, dissolution or winding up the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

All outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no pre emptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

In March, 2001, the Company issued 6,250,000 shares of its common stock to various officers and consultants for services ($1,250) rendered to the Company.

In April, 2001, the Company issued 6,250,000 shares of its common stock to various officers and consultants for services ($1,250) rendered to the Company.

In the fourth quarter of 2001, the Company issued an offering of 3,750,000 shares of its common stock to various shareholders in exchange for cash proceeds realized in the amount of $7,500.

On May 9, 2008, the Company issued 10,000,000 shares of common stock at a price of $0.002857 per share to its new CFO/Director for a total cash consideration of $50,000.

On June 6, 2008, the Company voted, via amendment to their Articles of Incorporation, to approve a forward share split of the Corporation's outstanding and issued shares of common stock of five (5) shares for each one (1) issued by the Corporation.

On January 28, 2010, the Company's Board of Directors approved the Record Date of January 29, 2010 for the dividend of three additional shares of the Company's Common Stock for every four shares of the Company's Common Stock outstanding. All fractional shares were rounded up to the next whole share. The date the change became effective was January 29, 2010. All numbers presented in these financial statements reflect retroactively this stock dividend.

On September 17, 2010, we issued 17,400,000 to a company controlled by our sole director and officer, Jesse De Castro. We have been indebted to Mr. De Castro in the amount of US$221,000 as a result of shareholder loans, and US$32,000 as a result of accrued and unpaid compensation. Mr. De Castro has agreed to accept 11,000,000 shares of common stock, in partial settlement of US$55,000 of the outstanding shareholder loans, and 6,400,000 shares of common stock in settlement of the accrued and unpaid compensation.

The stockholders' equity section of the Company contains the following class of capital stock as of December 31, 2010:

Common stock, $ 0.001 par value: 200,000,000 authorized 63,337,543 shares issued and outstanding

All share amounts have been retroactively adjusted for all periods presented.

 NOTE 8.  LOANS FROM RELATED PARTY

The Company issued an unsecured Promissory Note dated August 30, 2008 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $20,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is August 30, 2010. On December 15, 2008, the Company repaid $13,025. On November 15, 2009 the Company repaid the balance of $6,975 and an additional $862 in accrued interest through November 15, 2009.

The Company issued an unsecured Promissory Note dated November 10, 2008 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $15,000 working capital loan to the Corporation. The terms and conditions of such note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is December 31, 2011. The total accrued interest as of December 31, 2010 is $2,247.

The Company issued an unsecured Promissory Note dated November 25, 2008 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $30,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is December 31, 2011. The Company repaid the accrued interest of $2,121. The total accrued interest as of December 31, 2010 is $4,407.

The Company issued an unsecured Promissory Note dated February 12, 2009 (the "Note") to Jesse de Castro, a director of the Company, in connection with an $8,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is December 31, 2011. The total accrued interest as of December 31, 2010 is $1,054.

The Company issued an unsecured Promissory note dated February 17, 2009 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $5,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is December 31, 2011. The total accrued interest as of December 31, 2010 is $654.

The Company issued an unsecured Promissory Note dated March 6, 2009 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $25,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is December 31, 2011. The total accrued interest as of December 31, 2010 is $3,188.

The Company issued an unsecured Promissory Note dated May 15, 2009 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $20,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is December 31, 2011. The total accrued interest as of December 31, 2010 is $2,282.

The Company issued an unsecured Promissory Note dated September 25, 2009 (the "Note") to Jesse de Castro, a director of the Company in connection with a $43,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is December 31, 2011. The total accrued interest as of December 31, 2010 is $3,810.

The Company issued an unsecured Promissory Note dated September 30, 2009 (the "Note") to Jesse de Castro, a director of the Company in connection with a $75,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is December 31, 2011. The total accrued interest as of December 31, 2010 is $5,466.

In addition to the Notes, Jesse de Castro, a director of the company, advanced the company funds in the amount of $8,000 as of December 31, 2009. The balance is unsecured and interest free with no specified terms of repayment. These amounts were paid to Jesse de Castro on October 30, 2009.

NOTE 9.  RELATED PARTY TRANSACTIONS

On September 1, 2009, the Board of Directors approved a salary increase to Jesse de Castro, a director of the Company, from $3,500 to $4,000 per month. This will be paid to De Castro Investments Inc. a corporation owned and managed by Mr. Jesse de Castro commencing September 1, 2009. This is to acknowledge the valuable contributions made by Mr. De Castro to the Company.

On September 9, 2009 Mr. Jesse de Castro extended a short term interest -free loan of $5,000 to the Company to pay for professional fees. This was repaid by the Company on October 30, 2009.

On September 25, 2009 Mr. Jesse de Castro extended a short term interest-free loan of $3,000 to the Company to pay for professional fees. This was repaid by the Company on October 30, 2009.

On September 17, 2010, we issued 17,400,000 to a company controlled by our sole director and officer, Jesse De Castro. We have been indebted to Mr. De Castro in the amount of US$221,000 as a result of shareholder loans, and US$32,000 as a result of accrued and unpaid compensation. Mr. De Castro has agreed to accept 11,000,000 shares of common stock, in partial settlement of US$55,000 of the outstanding shareholder loans, and 6,400,000 shares of common stock in settlement of the accrued and unpaid compensation.

On January 31, the Company and Mr. Stoppenhagen entered into a Consulting, Confidentiality and Proprietary Rights Agreement pursuant to which the Company engaged Mr. Stoppenhagen to provide financial duties required to maintain a public shell and services as the Company’s interim sole director and officer.  Mr. Stoppenhagen receives a monthly fee of $4,000 in consideration of the services described above.

NOTE 10.  SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 16, 2011, the date at which the financial statements were available to be issued.

On January 19, 2011, De Castro Investments Inc. (“De Castro”), and Verdad Telecom, Inc., a Nevada corporation (the “Purchaser”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which De Castro (collectively, the “Seller”) will sell to the Purchaser, and the Purchaser will purchase from the Seller, an aggregate of 34,900,000 shares of Common Stock (the “Shares”), which Shares represent 55.1% of the issued and outstanding shares of Common Stock and Seller’s debt and liabilities.  The Closing occurred on January 30, 2011.  The Purchaser paid the aggregate purchase price for the Shares with personal funds.  There are noarrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

At the Closing, Jesse De Castro resigned as the Company’s sole director, Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer, and Eric Stoppenhagen, age 37, was elected as the Company’s sole director, President, Chief Financial Officer and Secretary, to serve in such capacities until his successors are duly elected and qualified.

On January 31, the Company and Mr. Stoppenhagen entered into a Consulting, Confidentiality and Proprietary Rights Agreement pursuant to which the Company engaged Mr. Stoppenhagen to provide financial duties required to maintain a public shell and services as the Company’s interim sole director and officer.  Mr. Stoppenhagen receives a monthly fee of $4,000 in consideration of the services described above.

Green Star Alternative Energy, Inc.
(A Development Stage Company)
Condensed Balance Sheets
As of March 31, 2011 and December 31, 2010

	March 31, 2011	December 31, 2010
	(Unaudited)

ASSETS

Current Assets
Cash	$-	$-
Total Current Assets	-	-

Equipment, net	-	-

Total Assets	$-	$-

LIABILITIES & STOCKHOLDERS' DEFICIT

Current Liabilities
Accrued payable	$22,500	$20,389
Loan from related party	192,832	189,967
Total Liabilities	215,332	210,356

Stockholders' Deficit
Common stock, (Authorized, 200,000,000 shares, par value: $0.001, 63,337,543 shares issued and outstanding as of March 31, 2011 and December 31, 2010	63,338	63,338
Additional Paid-in Capital	93,997	83,662
Deficit accumulated during the development stage	(372,667)	(357,356)
Total Stockholders' Deficit	(215,332)	(210,356)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$-	$-

The accompanying notes are an integral part of these condensed financial statements.

Green Star Alternative Energy, Inc.
(A Development Stage Company)
Condensed Statements of Operations
For the Three Months Ended March 31, 2011 and 2010
and for the Period from Inception (March 2, 2001) through March 31, 2011

(UNAUDITED)
	Three Months Ended March 31,		Inception (March 2, 2001) through March 31,
	2011	2010	2011
REVENUES	$-	$-	$68,029
COST OF SALES	-	-	-
GROSS PROFIT	-	-	68,029
OPERATING EXPENSES:
General and administrative expenses	12,445	38,098	423,499
Total operating expenses	12,445	38,098	423,499
LOSS FROM OPERATIONS	(12,445)	(38,098)	(355,470)

Other Expenses	(2,866)	(5,425)	(17,197)
Total other expenses	(2,866)	(5,425)	(17,197)
NET LOSS BEFORE PROVISION FOR INCOME TAXES	(15,311)	(43,523)	(372,667)
Provision for income taxes	-	-	-

NETLOSS	$(15,311)	$(43,523)	$(372,667)
NET LOSS PER SHARE OF COMMON STOCK — Basic and diluted	$(0.00)	$(0.00)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and diluted	63,337,543	45,937,543

The accompanying notes are an integral part of the condensed financial statements.

Green Star Alternative Energy Inc.
(A Development Stage Company)
Statements of Changes in Stockholders' Equity
From March 2, 2001 (inception) through March 31, 2011

	Common	Common	Additional	Deficit Accumulated
	Stock	Stock	Paid-in	During the
		Amount	Capital	Development
				Stage	Total

On March 5, 2001,
10,937,500 shares issued for services	10,937,500	$10,938	$(9,688)		$1,250

On April 5, 2001,
6,250,000 shares issued for services	10,937,500	10,938	(9,688)		1,250

August to December 2001
3,750 shares issued for cash	6,562,500	6,563	938		7,500

Net loss, December 31, 2001				(2,066	(2,066)

Balance, December 31, 2001	28,437,500	28,438	(18,438)	(2,066	7,934

Net loss, December 31, 2002				(2,204	(2,204)

Balance, December 31, 2002	28,437,500	28,438	(18,438)	(4,270	5,730

Net loss, December 31, 2003				(11,024	(11,024)

Balance, December 31, 2003	28,437,500	28,438	(18,438)	(15,294	(5,294)

Net loss, December 31, 2004				(1,475	(1,475)

Balance, December 31, 2004	28,437,500	28,438	(18,438)	(16,769	(6,769)

Net income, December 31, 2005				9,781	9,781

Balance, December 31, 2005	28,437,500	28,438	(18,438)	(6,988	3,012

Net income, December 31, 2006				1,808	1,808

Balance, December 31, 2006	28,437,500	28,438	(18,438)	(5,180	4,820

Net income, December 31, 2007				(4,820	(4,820)

Balance, December 31, 2007	28,437,500	28,438	(18,438)	(10,000	-

May 9, 2008,
17,500,043 shares issued for cash	17,500,043	17,500	32,500		50,000

Net loss, December 31, 2008				(102,367	(102,367)

Balance December 31, 2008	45,937,543	45,938	14,062	(112,367	(52,367)

Net loss December 31, 2009				(176,596	(176,596)

Balance December 31, 2009	45,937,543	45,938	14,062	(288,963	(228,963)

Issuance of shares for debt	17,400,000	17,400	69,600		87,000

Net loss December 31, 2010				(68,393	(68,393)

Balance December 31, 2010	63,337,543	$63,338	$83,662	$(357,356	$(210,356)

Cash contributed by related party			10,335		10,335

Net loss March 31, 2011				(15,311	(15,311)

Balance March 31, 2011	63,337,543	$63,338	$93,997	$(372,667	$(215,332)

Green Star Alternative Energy, Inc.
(A Development Stage Company)
Condensed Statements of Cash Flows
For the Three months Ended March 31, 2011 and 2009 and
for the Period from Inception (March 2, 2001) through March 31, 2011

			From March 2, 2001
	Three Months Ended		(Inception) Through
	March 31, 2011	March 31, 2010	March 31, 2011

Operating Activities
Net Loss	$(15,311)	$(43,523)	$(372,667)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expenses	-	1,527	3,120
Share issued for services	-	-	2,500
Cancellation of other loan payable	-	-	(94,063)
Changes in operating assets and liabilities:
Decrease in prepaid expenses	-	705	-
Increase in accounts payable	2,110	27,829	39,427
Increase in interest payable	2,866	5,165	41,905
Net Cash Used by Operating Activities	(10,335)	(8,297)	(379,778)

Investing Activities
Purchase of equipment	-	-	95,187
Disposal of equipment	-	-	(98,307)
Net Cash Used by Investing Activities	-	-	(3,120)

Financing Activities
Increase in loan from related party	-	-	221,000
Capital contribution – related party	10,335	-	10,335
Increase in other loan payable	-	-	94,063
Cash received from issuance of stock	-	-	57,500
Net Cash Provided by Financing Activities	10,335	-	382,898

Net increase in cash	-	(8,297)	-
Cash at beginning of period	-	8,303	-
Cash at end of Period	$-	$6	$-

Supplemental Disclosure of Noncash Investing and Financing Activities:	$-	$-	$8,501
Gain on disposal of fixed assets

The accompanying notes are an integral part of the condensed financial statements.

Green Star Alternative Energy, Inc.

(A Development Stage Company)

Notes to Condensed Financial Statements

March 31, 2011

NOTE 1.  ORGANIZATION AND DESCRIPTION OF BUSINESS

Green Star Alternative Energy, Inc. (the “Company”) was incorporated under the laws of the State of Nevada on March 2, 2001 and originally in the travel business, where the Company provided travel packages to financial services professionals in connection with seminars and other professional education events.

On June 6, 2008, the Company, by amendment to its articles of incorporation, changed its name to Green Star Alternative Energy, Inc. and changed its business operations to become a provider of energy from wind, water and sunlight.  The Company ceased this business as of June 30, 2010.

On January 19, 2011, De Castro Investments Inc. (“De Castro”), and Verdad Telecom, Inc., a Nevada corporation (the “Purchaser”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which De Castro (collectively, the “Seller”) will sell to the Purchaser, and the Purchaser will purchase from the Seller, an aggregate of 34,900,000 shares of Common Stock (the “Shares”), which Shares represent 55.1% of the issued and outstanding shares of Common Stock and Seller’s debt and liabilities.  The Closing occurred on January 30, 2011.  The Purchaser paid the aggregate purchase price for the Shares with personal funds.  There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of directors or other matters.

At the Closing, Jesse De Castro resigned as the Registrant’s sole director, Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer, and Eric Stoppenhagen, age 37, was elected as the Registrant’s sole director, President, Chief Financial Officer and Secretary, to serve in such capacities until his successors are duly elected and qualified.

The Company has minimal operations at this time and is considered a development stage company.

Currently, the Company seeks suitable candidates for a business combination with a private company.  The Company has made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company. The Company selected December 31 as its fiscal year end.

The Company is currently considered to be a "blank check" company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company.  As of this date the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company.  The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Company will consider the following kinds of factors:

(a)	Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b)	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)	Strength and diversity of management, either in place or scheduled for recruitment;

(d)
Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)	The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

(f)	The extent to which the business opportunity can be advanced;

(g)	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(h)	Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company's limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Form of Acquisition
The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.

The present stockholders of the Company will likely not have control of a majority of the voting securities of the Company following a reorganization transaction. As part of such a transaction, all or a majority of the Company's directors, may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred.

We presently have no employees apart from our management. Our officers and directors are engaged in outside business activities and anticipate that they will devote to our business very limited time until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The accompanying unaudited condensed financial statements of Green Star Alternative Energy, Inc. (the "Company") are presented in accordance with the requirements for Form 10-Q and Regulation S-X. Accordingly, they do not include all of the disclosures required by generally accepted accounting principles. In the opinion of management, all adjustments (all of which were of a normal recurring nature) considered necessary to fairly present the financial position, results of operations, and cash flows of the Company on a consistent basis, have been made.

These results have been determined on the basis of generally accepted accounting principles and practices applied consistently with those used in the preparation of the Company's financial statements. Operating results for the three months ended March 31, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011.

The Company recommends that the accompanying condensed financial statements for the interim period be read in conjunction with the Company's financial statements for the year ended December 31, 2010 included in the Company's Annual Report on Form 10-K.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Going Concern — Since inception, the Company and has a cumulative net loss of $372,667. Since inception, the Company has also been dependent upon the receipt of capital investment or other financing to fund its operations. The Company currently has no source of operating revenue, and has only limited working capital with which to pursue its business plan, which contemplates the completion of a business combination with an operating company. The amount of capital required to sustain operations until the successful completion of a business combination is subject to future events and uncertainties. It may be necessary for the Company to secure additional working capital through loans or sales of common stock, and there can be no assurance that such funding will be available in the future. The immediate future success of the Company is dependent on its ability to find and successfully merge with a target business and on obtaining additional financing to financially support the Company until that time. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The accompanying financial statements have been presented on the basis of the continuation of the Company as a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as well as the reported amounts of revenues and expenses. Actual results could differ from these estimates.

Income Taxes — The Company records income taxes in accordance with the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, “Income Taxes.”  The standard requires, among other provisions, an asset and liability approach to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities.  Valuation allowances are provided if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Cash and Cash Equivalents - Cash and cash equivalents, if any, include all highly liquid instruments with an original maturity of three months or less at the date of purchase.

Fair Value of Financial Instruments - On July 1, 2008, the Company adopted Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures ("Topic 820"). Topic 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.


Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The fair value of the Company's cash and cash equivalents, accrued liabilities and accounts payable approximate carrying value because of the short-term nature of these items.

Stock-Based Compensation — The Company records transactions under share based payment arrangements in accordance with the provisions of the FASB ASC Topic 718, “Share Based Payment Arrangements”.  The standard requires recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements over the period the employee is required to perform the services in exchange for the award. The standard also requires measurement of the cost of employee services received in exchange for an award. The Company is using the modified prospective method allowed under this standard. Accordingly, upon adoption, prior period amounts have not been restated. Under this application, the Company recorded the cumulative effect of compensation expense for the unvested portion of previously granted awards that remain outstanding at the date of adoption and recorded compensation expense for all awards granted after the date of adoption.

The standard provides that income tax effects of share-based payments are recognized in the financial statements for those awards that will normally result in tax deduction under existing law. Under current U.S. federal tax law, the Company would receive a compensation expense deduction related to non-qualified stock options only when those options are exercised and vested shares are received. Accordingly, the financial statement recognition of compensation cost for non-qualified stock options creates a deductible temporary difference which results in a deferred tax asset and a corresponding deferred tax benefit in the income statement. The Company does not recognize a tax benefit for compensation expense related to incentive stock options unless the underlying shares are disposed in a disqualifying disposition.

 Net Loss Per Share — The Company computes net loss per share in accordance with FASB ASC Topic 260, “Earnings per Share,” Under the provisions of the standard, basic and diluted net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.  Common equivalent shares related to stock options and warrants have been excluded from the computation of basic and diluted earnings per share, for the three months ended March 31, 2011 and 2010 because their effect is anti-dilutive.

Concentration of Credit Risk — Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash.  The Company maintains its cash with high credit quality financial institutions; at times, such balances with any one financial institution may exceed FDIC insured limits.

Financial Instruments — Our financial instruments consist of cash, accounts payable, and notes payable.  The carrying values of cash, accounts payable, and notes payable are representative of their fair values due to their short-term maturities.

Recently Issued Accounting Pronouncements -
In January 2010, the FASB issued ASU No. 2010-6,  Improving Disclosures About Fair Value Measurements , that amends existing disclosure requirements under FASB Accounting Standards Codification (ASC) 820 by adding required disclosures about items transferring into and out of levels 1 and 2 in the fair value hierarchy; adding separate disclosures about purchases, sales, issuances, and settlements relative to level 3 measurements; and clarifying, among other things, the existing fair value disclosures about the level of disaggregation. For 3M this ASU is effective for the first quarter of 2010, except for the requirement to provide level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which is effective beginning the first quarter of 2011. The adoption of this guidance did not have a material impact, and the deferred provisions of this guidance are not expected to have a material impact, on the Company’s condensed financial statements.

NOTE 3.  LOANS PAYABLE

The Company issued a secured Promissory Note to Seal Commercial S.A. (“Seal”) dated September 25, 2008 (the "Note") in connection with the purchase of wind sensors which act as collateral (“Collateral”) for the said loan. The loan was for $94,063 and the terms and conditions of such Note allow for prepayment of principle and accrued interest at anytime without penalty. The interest rate was 7% per annum.  The wind sensors were being held by Notos d.o.o. which was a related party of Seal.  In early 2010, Seal took possession of the Collateral. The Company has made multiple attempts to reach Seal and has received no response.  Due to Seal taking possession of the Collateral and the lack of there response to the Company, the Company believes the Note to be satisfied.

NOTE 4.  LOANS FROM RELATED PARTY

The Company issued an unsecured Promissory Note dated November 10, 2008 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $15,000 working capital loan to the Corporation. The terms and conditions of such note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is December 31, 2011. The total accrued interest as of March 31, 2011 is $2,506.

The Company issued an unsecured Promissory Note dated November 25, 2008 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $30,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is December 31, 2011. The total accrued interest as of March 31, 2011 is $4,925.

The Company issued an unsecured Promissory Note dated February 12, 2009 (the "Note") to Jesse de Castro, a director of the Company, in connection with an $8,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is March 31, 2011. The total accrued interest as of March 31, 2011 is $1,192.

The Company issued an unsecured Promissory note dated February 17, 2009 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $5,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is December 31, 2011. The total accrued interest as of March 31, 2011 is $740.

The Company issued an unsecured Promissory Note dated March 6, 2009 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $25,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is December 31, 2011. The total accrued interest as of March 31, 2011 is $3,620.

The Company issued an unsecured Promissory Note dated May 15, 2009 (the "Note") to Jesse de Castro, a director of the Company, in connection with a $20,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is December 31, 2011. The total accrued interest as of March 31, 2011 is $2,627.

The Company issued an unsecured Promissory Note dated September 25, 2009 (the "Note") to Jesse de Castro, a director of the Company in connection with a $43,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is December 31, 2011. The total accrued interest as of March 31, 2011 is $4,552.

The Company issued an unsecured Promissory Note dated September 30, 2009 (the "Note") to Jesse de Castro, a director of the Company in connection with a $75,000 working capital loan to the Corporation. The terms and conditions of such Note allow for the prepayment of principle and accrued interest at anytime without penalty. On September 17, 2010, we issued 11,000,000 shares of common stock, in partial settlement of US$55,000 of the Note dated September 30, 2009.The interest rate is 7% per annum and the maturity date is December 31, 2011. The total accrued interest as of March 31, 2011 is $5,811.

NOTE 5.  STOCKHOLDERS' EQUITY

On June 6, 2008, the Company voted, to amend its Articles of Incorporation to increase the total number of authorized shares of common stock at par value of $0.001 to 200,000,000 (two hundred million). Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights and are entitled to share rateably in dividends, if any. In the event of a liquidation, dissolution or winding up the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

All outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no pre emptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

In March, 2001, the Company issued 10,937,500 shares of its common stock to various officers and consultants for services ($1,250) rendered to the Company.

In April, 2001, the Company issued 10,937,500 shares of its common stock to various officers and consultants for services ($1,250) rendered to the Company.

In the fourth quarter of 2001, the Company issued an offering of 6,562,500 shares of its common stock to various shareholders in exchange for cash proceeds realized in the amount of $7,500.

On May 9, 2008, the Company issued 17,500,043 shares of common stock at a price of $0.002857 per share to its new CFO/Director for a total cash consideration of $50,000.

On June 6, 2008, the Company voted, via amendment to their Articles of Incorporation, to approve a forward share split of the Corporation's outstanding and issued shares of common stock of five (5) shares for each one (1) issued by the Corporation.

On January 28, 2010, the Company's Board of Directors approved the Record Date of January 29, 2010 for the dividend of three additional shares of the Company's Common Stock for every four shares of the Company's Common Stock outstanding. All fractional shares will be rounded up to the next whole share.

On September 17, 2010, we issued 17,400,000 to a company controlled by our sole director and officer, Jesse De Castro. We have been indebted to Mr. De Castro in the amount of US$221,000 as a result of shareholder loans, and US$32,000 as a result of accrued and unpaid compensation. Mr. De Castro agreed to accept 11,000,000 shares of common stock, in partial settlement of US$55,000 of the outstanding shareholder loans, and 6,400,000 shares of common stock in settlement of the accrued and unpaid compensation.

The stockholders' equity section of the Company contains the following class of capital stock as of March 31, 2011:

Common stock, $ 0.001 par value: 200,000,000 authorized 63,337,543 shares issued and outstanding

All share amounts have been retroactively adjusted for all periods presented.

NOTE 6.  SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 16, 2011, the date at which the financial statements were to be issued.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

On January 31, 2011, Green Star Alternative Energy, Inc. (the “Registrant”) dismissed CHANG G. PARK, CPA, Ph. D. (“Chang Park”) as its independent registered public accounting firm.  The decision was approved by the Registrant’s Board of Directors.

The reports of Chang Park on the Registrant’s financial statements for the fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles, except the report did contain an explanatory paragraph related to the Registrant’s ability to continue as a going concern.  During the Registrant’s fiscal years ended December 31, 2009 and 2008, and the subsequent period through the date of this report, there were (i) no disagreements with Chang Park on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Chang Park would have caused Chang Park to make reference to the subject matter of the disagreements in connection with its report, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

On January 31, 2011, the Registrant engaged Anton & Chia, LLP (“Anton & Chia”) as the Registrant’s new independent registered public accounting firm.  The appointment of Anton & Chia was approved by the Registrant’s Board of Directors.

There have been no disagreements with our accountants.

Item 15.  Financial Statements and Exhibits

a) Financial Statements

The financial statements included in this Registration Statement on Form 10 are listed in Item 13.

(b) Exhibits

The following exhibits required by Item 601 of Regulation S-K are filed herewith:

Exhibit No.	Document Description

3.	Articles of Incorporation, Amendment, and By-Laws
3.(a)	Articles of Incorporation
3.(b)	By-Laws
10.	Material Contracts
10.(a)	Secured Promissory Note ($94,087 - Seal Commercial)
10.(b)	Unsecured Promissory Note ($20,000 - De Castro)
10.(c)	Unsecured Promissory Note ($15,000 - De Castro)
10.(d)	Unsecured Promissory Note ($30,000 - De Castro)
10.(e)	Unsecured Promissory Note ($8,000)
10.(f)	Unsecured Promissory Note ($25,000)
10.(g)	Joint Venture Agreement
10.(h)	Unsecured Promissory Note ($43,000 - De Castro)
10.(i)	Unsecured Promissory Note ($75,000 - De Castro)
10.(j)	Consulting, Confidentiality and Proprietary Rights Agreement between Eric Stoppenhagen and Green Star Alternative Energy dated January 31, 2011.
23.	Consent of Accountants

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN STAR ALTERNATIVE ENERGY, INC. (Registrant)
Date: May 27, 2011	By: /s/ Eric Stoppenhagen President